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                                  EXHIBIT 10.9


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                               EVANS NATIONAL BANK
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                                WILLIAM R. GLASS

        This Plan and Agreement, executed this 16th day of February, 1999, by and between EVANS NATIONAL BANK, a New York Banking Corporation of 14 - 16 N. Main Street, Angola, New York 14006 [hereinafter referred to as "Bank"] and WILLIAM R. GLASS, employee of said Bank [hereinafter referred to as "Participant"].

                               W I T N E S S E T H

          WHEREAS, the Participant is currently employed by the Bank, as the Senior Vice President; and

          WHEREAS, the Bank believes it is in the best interests of the Bank and the Participant to establish a plan for the purpose of providing certain benefits for the Participant; and

          WHEREAS, the Bank wishes to offer a Supplemental Employee Retirement Plan (SERP) inducement to Participant to remain an employee in the form of additional compensation for services which he has rendered or will hereafter render; and

          WHEREAS, the Participant is willing to continue in said position with the Bank on the basis stated herein;

          NOW, THEREFORE, it is mutually agreed as follows:


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                                    ARTICLE I

                                   EMPLOYMENT

        SECTION 1.1 The Bank will employ Participant as an employee at such rate of compensation as may be so determined. The Participant will devote his full energy, skill and best efforts to the affairs of the Bank as required. It is contemplated that such employment will continue until the Participant attains age sixty-five (65) or terminates employment.

                                   ARTICLE II

                                     BENEFIT

        SECTION 2.1 DEFINED CONTRIBUTION EXCESS BENEFIT

        (A) The excess benefit has been determined to be the amount of $30,000.00 paid annually for the term of twenty (20) years certain.

        It shall be payable under conditions identical as to vesting, conditions and terms of payment and all other matters, to the benefit payable by The Evans National Bank Pension Plan, (except the benefit from this plan will not be paid in the form of a lump sum and the benefit will not commence prior to the first day of the month coincident with or next following the individual's 65th birthday).

        (B) In the event the Participant dies prior to attaining sixty-five
(65) years of age, annual payments will be made to Participant's named beneficiary in the amount of $30,000.00 for ten (10) consecutive years commencing thirty (30) days after the Participant's date of death.

        SECTION 2.2 DENIAL OF BENEFIT IN CERTAIN EVENTS

        (A) There shall be no benefit hereunder if the Participant in question is discharged for cause.




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        (B) Discharge for Cause" shall mean a termination of employment for proven embezzlement, intoxication or illegal drug use which materially interferes with job performance; conflict of interest; gross insubordination, or conviction of a felony adversely affecting the ability of said Participant to carry on his normal duties.

         SECTION 2.3     BENEFIT ON TERMINATION BEFORE RETIREMENT AT AGE 65

         In the event the Participant terminates employment for any reason except "discharge for cause", the benefit to be paid shall be the accrued benefit as set forth in Section 2.1(A), $30,0000.00 multiplied by a fraction not to exceed (1) the numerator of which is the actual number of MONTHS of service of Participant in the Evans National Bank Pension Plan and (2) the denominator of which is the number of MONTHS of service in the Evans National Bank Pension Plan the participant would have completed if the participant had continued until his normal retirement age (65).

         Said amount as so determined shall be payable for a term of twenty (20) years certain. It will not be paid in a lump sum and the benefit will not commence prior to the first day of the month coincident with or next following the Participant's sixty-fifth (65) birthday.

         SECTION 2.4     BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS:
                         UNSECURED GENERAL CREDITOR STATUS OF EMPLOYEE

         (A) The payments to the Employee, his designated beneficiary or any other beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Corporations; no person shall have nor acquire any interest in any such assets by virtue of the provisions of this Agreement. The Corporation's obligation hereunder shall be an unfunded and unsecured


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promise to pay money in the future. To the extent that the Employee or any person acquires a right to receive payments from the Corporation under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Corporation; no such person shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Corporation.

         (B) In the event that, in its discretion, the Corporation purchases an insurance policy or policies insuring the life of the Employee (or any other property) to allow the Corporation to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Employee, his designated beneficiary, any other beneficiary nor any other person shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Corporation shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Employee or any other person nor as collateral security for any obligation of the Corporation hereunder.

         SECTION 2.5     NO CONTRACT OF EMPLOYMENT

         Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Employee the right to continue to be employed by the Corporation, in any capacity. It is expressly understood by the parties hereto that this Agreement relates exclusively to additional compensation for the Employee's services, payable after termination of his employment with the Corporation, and it is not intended to be an employment contract.


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         SECTION 2.6     DEATH BENEFICIARY

         The "death beneficiary" of the Participant shall be the person, persons, trust, or charitable entity, living or in existence at the time for any distribution hereunder, which Participant shall have most recently designated as highest in priority on a form provided for that purpose by the Bank, signed by the Participant and filed with the Bank. The death or nonexistence of any such beneficiary, either before or after receipt or any distribution hereunder, shall terminate the entire interest of such beneficiary in and to the then undistributed portion of such Participant's account and such undistributed portion shall thereafter be distributed to or for the benefit of the beneficiary or beneficiaries designated as next highest in priority by such Participant. If no such beneficiary be thus designated, or if all of the thus designated beneficiaries do not survive or are no longer in existence at anytime prior to the complete distribution of such account, such account, or the then undistributed balance thereof, shall be distributed by the Bank directly to the person or persons who are heirs as named in the Participant's Last Will and Testament, except to the extent to which the specific bequests of such document are paid by the Participant's other resources; or if there is no such document then in existence, under the laws of descent and distribution, to those persons who would be entitled to the Participant's personal property, and in the proportions to which they would be so entitled, had such Participant died, at the time for such distribution, intestate and resident of State of New York.

                                   ARTICLE III

                                  MISCELLANEOUS

         SECTION 3.1     GOVERNING LAW

         This Agreement shall be subject to, and governed by, the laws of the State of New York irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.




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         SECTION 3.2     VOID LANGUAGE

         In the event any parts of this Agreement are found to be void, the remaining provision of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

         SECTION 3.3     RULES OF CONSTRUCTION

         Wherever in this Agreement, words, including pronouns, are used in the masculine, they shall read and be construed in the feminine or neuter whenever they would so apply, and wherever in this Agreement words, including pronouns, are used in the singular or plural, they shall be read and construed in the plural or singular, respectively, wherever they would so apply.

         SECTION 3.4     AGREEMENT BINDING

         This Agreement shall be binding upon the parties hereto, their heirs, executors, administrators, successors and assigns. The Bank agrees it will not be a party to any merger, consolidation or reorganization unless and until its obligations hereunder shall be expressly assumed by its successor or successors.

         SECTION 3.5     DESIGNATION OF NAMED FIDUCIARY

         The Bank is hereby designated as the named fiduciary hereunder, and shall be responsible for the management and control of the operation and administration of the Plan including any and all decisions pertaining to the granting or denial of benefit claims and any and all decisions pertaining to the review of denials of benefit claims.



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         SECTION 3.6     AMENDMENT

         The Plan may be amended at any time, and from time to time, by a written instrument executed by a duly authorized officer of the Bank provided such amendment is communicated to those Participants participating in this Plan, and approved by a majority vote of the Board of Directors of the Bank.

         SECTION 3.7     NON-ASSIGNABILITY OF BENEFITS

         Neither the Employee, his designated beneficiary nor any other beneficiary under this Agreement shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be unassignable and non-transferable. Any such attempted assignment or transfer shall be void and shall terminate this Agreement; the Corporation shall thereupon have no further liability hereunder. No amount payable hereunder shall, prior to actual payment thereof, be subject to seizure by any creditor of any such beneficiary for the payment of any debt, judgment or other obligation, by a proceeding at law or in equity, not transferable by operation of law in the event of the bankruptcy, insolvency or death of the Employee, his designated beneficiary or any other beneficiary hereunder.

         SECTION 3.8     CLAIMS FOR BENEFITS

         Claims for benefits under the Plan shall be made in writing to the Bank. If such claim for benefits is wholly or partially denied, the Bank shall, within a reasonable period of time, but no later than ninety days after receipt of the claim, notify the claimant of the denial of the claim. Such notice of denial (i)shall be in writing, (ii) shall be written in a manner calculated to be understood by the claimant, and (iii) shall contain (a) the specific reason or reasons for denial of the claim, (b) a specific reference to the pertinent plan


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provision upon which the denial is based, (c) a description of any additional material or information necessary for the claimant to perfect the claim, along with an explanation why such material or information is necessary, and (d) an explanation of the Plan's claim review procedure.

         SECTION 3.9     REQUEST FOR REVIEW OF DENIAL OF CLAIM

         Within one hundred twenty (120) days of the receipt by the claimant of the written notice of denial of the claim, or such later time as shall be deemed reasonable taking into account the nature of the benefit subject to the claim and any other attendant circumstances or if the claim has not been granted within a reasonable period of time, the claimant may file a written request with the Bank that it conduct a full and fair review of the denial of the claimant's claim for benefits, including the conduction of a hearing, if deemed necessary by the reviewing party. In connection with the claimant's appeal of the denial of his benefit, the claimant may review pertinent documents and may submit issues and comments in writing.

         SECTION 3.10    DECISION ON REVIEW OF DENIAL OF CLAIMS

         The Bank shall deliver to the claimant a written decision on the claim promptly, but not later than sixty days, after the receipt of the claimant's request for review, except that if there are special circumstances (such as the need to hold a hearing) which require an extension of time for processing, the aforesaid sixty day period shall be extended to one hundred twenty (120) days. Such decision shall (a) be written in a manner calculated to be understood by the claimant, (b) include specific reasons for the decision, and (c) contain specific references to the pertinent Plan provisions upon which the decision is based.



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         SECTION 3.11    REIMBURSEMENT OF ATTORNEYS FEES

         In the event the Bank ownership changes and Participant is denied benefits under this Plan and Participant is required to retain legal counsel to secure said benefits, Participant shall be entitled to reimbursement of reasonable legal fees incurred in the pursuit of said benefits. Bank shall reimburse Participant no later than five (5) days after submission of an invoice for said fees from an attorney admitted to practice Law in the State of New York or such other state as may be required because of ownership of the Bank by an out-of-state corporation

         All terms and conditions of the aforementioned Agreement not specifically changed herein, shall remain the same and are hereby ratified and affirmed as if set forth fully herein.

         SECTION 3.12    ADMINISTRATION

         The Bank Secretary shall maintain a copy of the Plan, and any amendments thereto.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first above written.

EVANS NATIONAL BANK                           Participant:

BY: /s/Richard M. Craig                       /s/William R. Glass
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         Richard M. Craig, President          William R. Glass

Attest:

/s/Robert Allen
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Robert Allen, Secretary



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